Exhibit 99.1

Camden National Corporation Reports 19% Increase in Earnings for the First Quarter of 2011

CAMDEN, Maine--(BUSINESS WIRE)--April 26, 2011--Camden National Corporation (NASDAQ: CAC; “Camden National”) reported net income of $6.3 million for the first quarter of 2011, an increase of $1.0 million, or 19%, compared to the first quarter of 2010 and a slight decline compared to the fourth quarter of 2010 net income level of $6.4 million. Earnings per diluted share were $0.83 for the first quarter of 2011, compared to $0.69 and $0.84 for the first and fourth quarters of 2010, respectively.

“We are pleased to report a strong start to 2011 with a return on assets of 1.11% and return on equity of 12.45% for the first quarter of the year,” said Gregory A. Dufour, president and chief executive officer of Camden National. “Since the first quarter of 2010, we have improved our tangible capital to 7.20% of total assets from 6.85%, increased our allowance for loan losses to 1.49% of total loans from 1.40%, and grown our total risk-based capital ratio to 15.10% from 13.90%. While the Federal Reserve has not issued new guidance related to capital ratios for financial institutions, we continue to focus on building capital to provide long-term benefits and stability to our shareholders.”

Asset Quality and the Provision for Credit Losses

“General weakness in the national and regional economies continues to impact our asset quality,” said Dufour. “We are pleased to see that our commercial loan portfolio has stabilized; however, the consumer sector has softened as a result of the weak housing and employment markets in Maine.”

Camden National’s level of non-performing assets compared to total assets remained consistent at 1.08% for the first quarter of 2011 and the first and fourth quarters of 2010. Non-performing assets at March 31, 2011, totaled $25.1 million. In comparing the non-performing asset composition from a year ago, other real estate owned declined $3.0 million, residential real estate non-accrual loans increased $1.9 million and restructured consumer loans increased $1.9 million. Camden National’s non-performing assets to total assets ratio of 1.08% compares favorably to its national peer group’s average of 3.90%, based on the most recent Bank Holding Company Performance Report dated December 31, 2010, provided by the Federal Reserve System.

Net loan charge-offs decreased to $523,000, or 0.14%, on an annualized basis of average loans for the first quarter of 2011, compared to $1.1 million, or 0.28%, for the fourth quarter of 2010 and $867,000, or 0.23%, for the first quarter of 2010. The provision for credit losses was $1.1 million for both the first quarter of 2011 and the fourth quarter of 2010 and $2.0 million for the first quarter of 2010. Even with a decline in the provision expense compared to the first quarter of 2010, Camden National’s allowance for credit losses was 1.49% of total loans at March 31, 2011, up from 1.46% at December 31, 2010, and 1.40% at March 31, 2010.

Balance Sheet Highlights

Camden National’s total assets at March 31, 2011 were $2.3 billion, an increase of 1% from December 31, 2010, and an increase of 5% compared to the same period a year ago. The increase in total assets from December 31, 2010, was due to an increase in the investment portfolio of $32.3 million and growth in the commercial portfolio of $17.7 million, partially offset by a decline in the consumer related portfolio of $11.5 million, due primarily to the sale of $8.6 million in thirty-year fixed-rate mortgages.

Total deposits of $1.5 billion at March 31, 2011, increased $28.9 million compared to December 31, 2010, and increased $43.7 million from the same period a year ago. Core deposits increased by $7.2 million, or 1%, during the quarter ended March 31, 2011. Brokered funds also increased $32.6 million from December 31, 2010, as a result of more favorable pricing compared to other funding alternatives, including retail certificates of deposit, which declined $10.9 million from December 31, 2010. With the expiration of the Transaction Account Guarantee Program at the end of 2010, there was movement of deposit balances to retail repurchase agreements (other borrowed funds) for relationships requiring collateralization of funds, resulting in an increase in retail repurchase agreements of $40.5 million compared to December 31, 2010.

Net Interest Income

Camden National’s net interest income of $18.6 million for the first quarter of 2011 decreased $232,000 compared to the fourth quarter of 2010 and increased $494,000 from the first quarter of 2010. The tax equivalent net interest margin was 3.49% for the first quarter of 2011, compared to 3.54% and 3.58% for the fourth and first quarters of 2010, respectively. The decline in net interest margin relates to the prolonged low interest rate environment, where there is less opportunity to reduce pricing on deposits and borrowings to mitigate the continuing decline of yields on loan and investments.

Non-Interest Income and Non-Interest Expense

Non-interest income of $5.1 million for the first quarter of 2011 increased $546,000, or 12%, compared to the first quarter of 2010. This was primarily due to an increase in loan servicing income of $183,000 associated with the addition of 6,000 loans Camden National is servicing for MaineHousing, an increase in debit card interchange income of $115,000, and a $170,000 non-recurring item related to bank-owned life insurance. On a linked-quarter basis, first quarter 2011 non-interest income increased $59,000, despite a decline in mortgage banking income of $349,000 from the fourth quarter of 2010 due to increases in most other non-interest income categories.

Non-interest expense of $13.3 million for the first quarter of 2011 increased $362,000, or 3%, compared to the first quarter of 2010, primarily due to increases in salaries and employee benefits of $626,000 and other expenses of $250,000, partially offset by a decrease in other real estate owned and collection costs of $483,000. Salaries and employee benefits reflect an increase in incentive accruals of $403,000, based on first quarter 2011 financial performance compared to a year ago, as well as a 24% increase in retirement costs, a 3% increase in employee salaries and a 5% increase in health insurance costs. On a linked-quarter basis, first quarter 2011 non-interest expense decreased $444,000, or 3%, with most operating expense categories at lower levels than in the fourth quarter of 2010, including a decline in other real estate owned and collections costs of $230,000.

Camden National’s efficiency ratio was 55.27% in the first quarter of 2011 compared to 56.08% and 56.72% for the first and fourth quarters of 2010, respectively.

Dividends and Capital

The board of directors approved a dividend of $0.25 per share, payable on April 29, 2011, to shareholders of record on April 15, 2011. This resulted in an annualized dividend yield of 2.92%, based on the March 31, 2011, closing price of Camden National’s common stock of $34.24 per share as reported by NASDAQ.

Camden National’s total risk-based capital ratio increased to 15.10% at March 31, 2011, compared to 13.90% at March 31, 2010, and 15.05% at December 31, 2010, as capital levels increased from retained earnings. The Company and Camden National Bank exceeded the minimum total risk-based, tier 1 and tier 1 leverage ratios of 10.0%, 6.0%, and 5.0%, respectively, required by the Federal Reserve for an institution to be considered “well capitalized.”

About Camden National Corporation

Camden National Corporation, headquartered in Camden, Maine, and ranked 12th in USBanker's list of top-performing mid-tier banks in 2010, is the holding company employing more than 400 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 38 banking offices throughout Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland, Bangor and Ellsworth. Located at Camden National Bank, Camden Financial Consultants, formerly known as Acadia Financial Consultants, offers full-service brokerage and insurance services.

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden National. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden National to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: general, national, regional or local economic conditions which are less favorable than anticipated; changes in loan default and charge-off rates; declines in the equity and financial markets; reductions in deposit levels; declines in mortgage loan refinancing, equity loan and line of credit activity; changes in the domestic interest rate environment and inflation; changes in the carrying value of investment securities and other assets; further actions by the U.S. government and Treasury Department, including actions similar to the Federal Home Loan Mortgage Corporation conservatorship, which could have a negative impact on Camden National’s investment portfolio and earnings; misalignment of Camden National’s interest-bearing assets and liabilities; increases in loan repayment rates affecting interest income and the value of mortgage servicing rights; changing business, banking, or regulatory conditions or policies, or new legislation affecting the financial services industry, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act, that could lead to changes in the competitive balance among financial institutions, restrictions on bank activities, changes in costs (including deposit insurance premiums), increased regulatory scrutiny, declines in consumer confidence in depository institutions, or changes in the secondary market for bank loan and other products; and changes in accounting rules, Federal and State laws, Internal Revenue Service regulations, and other regulations and policies governing financial holding companies and their subsidiaries which may impact our ability to take appropriate action to protect our financial interests in certain loan situations. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and Camden National does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Statement of Condition Data (unaudited)

	March 31,	March 31,	December 31,
(In thousands, except number of shares)	2011	2010	2010

Assets
Cash and due from banks	$25,970	$29,899	$31,009
Securities
Securities available for sale, at fair value	621,958	460,702	553,579
Securities held to maturity, at amortized cost	-	37,900	36,102
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	21,962	21,965	21,962
Total securities	643,920	520,567	611,643
Trading account assets	2,239	1,794	2,304
Loans held for sale	-	-	5,528
Loans	1,536,463	1,530,067	1,524,752
Less allowance for loan losses	(22,887)	(21,379)	(22,293)
Net loans	1,513,576	1,508,688	1,502,459
Goodwill and other intangible assets	45,677	46,254	45,821
Bank-owned life insurance	43,324	42,049	43,155
Premises and equipment, net	24,737	26,563	25,044
Deferred tax asset	11,660	10,268	12,281
Interest receivable	7,355	7,500	6,875
Prepaid FDIC assessment	5,648	7,635	6,155
Other real estate owned	2,190	5,201	2,387
Other assets	12,021	12,138	11,346
Total assets	$2,338,317	$2,218,556	$2,306,007

Liabilities
Deposits
Demand	$227,027	$184,449	$229,547
Interest checking, savings and money market	731,586	691,186	721,905
Retail certificates of deposit	453,724	538,832	464,662
Brokered deposits	132,344	86,563	99,697
Total deposits	1,544,681	1,501,030	1,515,811
Federal Home Loan Bank advances	167,134	179,607	214,236
Other borrowed funds	348,305	275,978	302,069
Junior subordinated debentures	43,640	43,538	43,614
Accrued interest and other liabilities	23,832	23,246	24,282
Total liabilities	2,127,592	2,023,399	2,100,012

Shareholders' Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,677,243, 7,654,303, and 7,658,496 shares on March 31, 2011
and 2010 and December 31, 2010, respectively	50,950	50,180	50,936
Retained earnings	155,149	136,987	150,730
Accumulated other comprehensive income
Net unrealized gains on securities available for sale, net of tax	6,364	8,403	6,229
Net unrealized (losses) gains on derivative instruments, at fair value, net of tax	(562)	536	(709)
Net unrecognized losses on post-retirement plans, net of tax	(1,176)	(949)	(1,191)
Total accumulated other comprehensive income	4,626	7,990	4,329
Total shareholders' equity	210,725	195,157	205,995
Total liabilities and shareholders' equity	$2,338,317	$2,218,556	$2,306,007

Statement of Income Data (unaudited)

	Three Months Ended March 31,
(In thousands, except number of shares and per share data)	2011	2010

Interest income
Interest and fees on loans	$19,469	$20,447
Interest on U.S. government and sponsored enterprise obligations	4,885	5,163
Interest on state and political subdivision obligations	466	539
Interest on federal funds sold and other investments	40	22
Total interest income	24,860	26,171
Interest expense
Interest on deposits	3,015	4,118
Interest on borrowings	2,591	3,294
Interest on junior subordinated debentures	695	694
Total interest expense	6,301	8,106
Net interest income	18,559	18,065
Provision for credit losses	1,119	1,996
Net interest income after provision for credit losses	17,440	16,069
Non-interest income
Income from fiduciary services	1,547	1,567
Service charges on deposit accounts	1,231	1,280
Other service charges and fees	870	690
Bank-owned life insurance	539	371
Brokerage and insurance commissions	358	294
Mortgage banking income, net	80	89
Net losses on sale of securities	(33)	-
Other income	526	329
Non-interest income before other-than-temporary
impairment of securities	5,118	4,620
Other-than-temporary impairment of securities	-	(48)
Total non-interest income	5,118	4,572
Non-interest expenses
Salaries and employee benefits	6,851	6,225
Furniture, equipment and data processing	1,200	1,130
Net occupancy	1,060	1,034
Other real estate owned and collection costs	491	974
Regulatory assessments	703	715
Consulting and professional fees	674	788
Amortization of identifiable intangible assets	144	144
Other expenses	2,162	1,912
Total non-interest expenses	13,285	12,922
Income before income taxes	9,273	7,719
Income taxes	2,934	2,406
Net income	$6,339	$5,313

Selected Financial and Per Share Data:
Return on average equity	12.45%	11.14%
Return on average tangible equity	15.99%	14.65%
Return on average assets	1.11%	0.97%
Efficiency ratio (1)	55.27%	56.08%
Basic earnings per share	$0.83	$0.69
Diluted earnings per share	$0.83	$0.69
Cash dividends declared per share	$0.25	$0.25
Weighted average number of common shares outstanding	7,659,970	7,652,089
Diluted weighted average number of common shares outstanding	7,672,398	7,659,640

(1) Computed by dividing non-interest expense by the sum of net interest income (tax equivalent) and non-interest income
(excluding securities gains/losses).

Asset Quality Data (unaudited)

	At or for Three Months Ended	At or for Twelve Months Ended	At or for Nine Months Ended	At or for Six Months Ended	At or for Three Months Ended
(In thousands)	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010

Non-accrual loans:
Residential real estate	$8,171	$7,225	$5,793	$6,580	$6,234
Commercial real estate	6,442	6,072	6,725	7,130	6,223
Commercial	3,977	4,421	4,334	5,379	4,320
Consumer	1,337	1,721	1,155	1,249	1,227
Total non-accrual loans	19,927	19,439	18,007	20,338	18,004
Loans 90 days past due and accruing	430	711	1,034	545	211
Renegotiated loans not included above	2,584	2,295	2,055	1,096	677
Total non-performing loans	22,941	22,445	21,096	21,979	18,892
Other real estate owned:
Residential real estate	251	284	412	560	570
Commercial real estate	1,939	2,103	2,218	3,407	4,631
Total other real estate owned	2,190	2,387	2,630	3,967	5,201
Total non-performing assets	$25,131	$24,832	$23,726	$25,946	$24,093

Loans 30-89 days past due:
Residential real estate	$2,739	$2,493	$3,186	$1,338	$74
Commercial real estate	2,786	1,439	1,234	749	1,862
Commercial	1,393	928	2,772	1,367	3,530
Consumer	358	926	436	537	716
Total loans 30-89 days past due	$7,276	$5,786	$7,628	$3,991	$6,182

Allowance for loan losses at the beginning of the period	$22,293	$20,246	$20,246	$20,246	$20,246
Provision for loan losses	1,117	6,325	5,242	3,950	2,000
Charge-offs:
Residential real estate	172	1,262	1,103	579	268
Commercial real estate	231	1,382	844	752	314
Commercial	378	1,502	1,098	684	377
Consumer	66	1,401	760	395	294
Total charge-offs	847	5,547	3,805	2,410	1,253
Total recoveries	324	1,269	653	480	386
Net charge-offs	523	4,278	3,152	1,930	867
Allowance for loan losses at the end of the period	$22,887	$22,293	$22,336	$22,266	$21,379

Components of allowance for credit losses:
Allowance for loan losses	$22,887	$22,293	$22,336	$22,266	$21,379
Liability for unfunded credit commitments	28	25	47	47	47
Balance of allowance for credit losses	$22,915	$22,318	$22,383	$22,313	$21,426

Ratios:
Non-performing loans to total loans	1.49%	1.47%	1.37%	1.43%	1.23%
Non-performing assets to total assets	1.08%	1.08%	1.03%	1.13%	1.08%
Allowance for credit losses to total loans	1.49%	1.46%	1.45%	1.45%	1.40%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.14%	0.29%	0.32%	0.28%	0.23%
Year-to-date	0.14%	0.28%	0.27%	0.25%	0.23%
Allowance for credit losses to non-performing loans	99.89%	99.44%	106.10%	101.52%	113.41%
Loans 30-89 days past due to total loans	0.47%	0.38%	0.50%	0.26%	0.40%

Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Three Months Ended			At or for the Three Months Ended
	March 31, 2011			March 31, 2010
(In thousands)	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest-earning assets:
Securities - taxable	$572,504	$4,922	3.44%	$466,901	$5,181	4.44%
Securities - nontaxable (1)	47,631	717	6.02%	55,703	829	5.95%
Trading account assets	2,245	4	0.63%	1,723	4	1.01%
Loans: (1) (2)
Residential real estate	598,478	7,637	5.10%	626,941	8,457	5.40%
Commercial real estate	465,754	6,224	5.35%	436,821	6,193	5.67%
Commercial	171,900	2,233	5.20%	178,164	2,431	5.46%
Municipal	17,248	216	5.08%	13,911	197	5.74%
Consumer	282,411	3,234	4.64%	273,612	3,238	4.80%
Total loans	1,535,791	19,544	5.10%	1,529,449	20,516	5.38%
Total interest-earning assets	2,158,171	25,187	4.68%	2,053,776	26,530	5.18%
Cash and due from banks	25,917			29,032
Other assets	159,138			164,655
Less allowance for loan losses	(22,526)			(21,005)
Total assets	$2,320,700			$2,226,458

Liabilities & Shareholders' Equity
Interest-bearing liabilities:
Interest checking accounts	$234,139	137	0.24%	$229,037	238	0.42%
Savings accounts	168,616	103	0.25%	150,859	123	0.33%
Money market accounts	316,473	594	0.76%	289,131	578	0.81%
Certificates of deposit	459,906	1,725	1.52%	544,244	2,795	2.08%
Total retail deposits	1,179,134	2,559	0.88%	1,213,271	3,734	1.25%
Brokered deposits	112,200	456	1.65%	85,605	384	1.82%
Junior subordinated debentures	43,628	695	6.46%	43,530	694	6.47%
Borrowings	529,363	2,591	1.99%	478,787	3,294	2.79%
Total wholesale funding	685,191	3,742	2.22%	607,922	4,372	2.92%
Total interest-bearing liabilities	1,864,325	6,301	1.37%	1,821,193	8,106	1.81%

Demand deposits	227,834			189,077
Other liabilities	22,047			22,803
Shareholders' equity	206,494			193,385
Total liabilities & shareholders' equity	$2,320,700			$2,226,458

Net interest income (fully-taxable equivalent)		18,886			18,424
Less: fully-taxable equivalent adjustment		(327)			(359)
		$18,559			$18,065

Net interest rate spread (fully-taxable equivalent)			3.31%			3.37%
Net interest margin (fully-taxable equivalent)			3.49%			3.58%

(1) Reported on tax-equivalent basis calculated using a rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Selected Financial Data (unaudited)

			At or for
	At or for the Three Months Ended		the Year Ended
	March 31,		December 31,
	2011	2010	2010

Tier 1 leverage capital ratio	8.93%	8.42%	8.77%
Tier 1 risk-based capital ratio	13.84%	12.65%	13.80%
Total risk-based capital ratio	15.10%	13.90%	15.05%
Tangible equity to tangible assets (1)	7.20%	6.85%	7.09%
Book value per share	$27.45	$25.50	$26.90
Tangible book value per share (2)	$21.50	$19.45	$20.91

Investment Data (unaudited)

	March 31, 2011
	Amortized	Unrealized	Unrealized	Fair
(In thousands)	Cost	Gains	Losses	Value

Available for sale
Obligations of U.S. government sponsored enterprises	$79,868	$162	$(1,335)	$78,695
Obligations of states and political subdivisions	44,316	2,644	-	46,960
Mortgage-backed securities issued or guaranteed by
U.S. government sponsored enterprises	460,763	15,015	(3,893)	471,885
Private issue collateralized mortgage obligations (CMO)	22,219	-	(2,368)	19,851
Total debt securities	607,166	17,821	(7,596)	617,391
Equity securities	5,000	-	(433)	4,567
Total securities available for sale	$612,166	$17,821	$(8,029)	$621,958

Other securities
Federal Home Loan Bank Stock	$21,031	$-	$-	$21,031
Federal Reserve Bank Stock	931	-	-	931
Total other securities	$21,962	$-	$-	$21,962

Trading account assets				$2,239

(1) Computed by dividing total shareholders’ equity less goodwill and other intangible assets by total assets less goodwill and other intangible assets.
(2) Computed by dividing total shareholders’ equity less goodwill and other intangible assets by the number of common shares outstanding.

CONTACT:
Camden National Corporation
Susan M. Westfall, 207-230-2096
Senior Vice President, Clerk
swestfall@camdennational.com